Exhibit 99.1

Phathom Pharmaceuticals Reports First Quarter 2026 Financial Results and Provides Business Update

•	~1.35 million total VOQUEZNA® prescriptions filled to date

•	$58.3 million in Q1 net revenues, a 104% increase year-over-year

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Q1 operating expenses of $61.8 million; non-GAAP operating expenses of $56.2 million and net cash usage of ~$15 million, reflecting continued expense discipline and significant year-over-year cost reduction

•	FY 2026 guidance maintained; operating profitability expected beginning in Q3 2026 and for FY 2026

•	Conference call and webcast today, April 30, 2026, at 8:00 a.m. EDT

FLORHAM PARK, N.J., April 30, 2026 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on commercializing and developing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“In the first quarter, we more than doubled revenue compared to the prior year Q1. We have implemented our pivot to GI and the associated sales force expansion,” said Steven Basta, President and Chief Executive Officer of Phathom. “We believe there is a path to $1 billion annual revenue in gastroenterology prescriptions, and we are encouraged by the strength of our new-to-brand prescription momentum. Among our top 3,000 GI prescribers as a group, approximately 30% of their new-to-brand prescriptions were for VOQUEZNA, compared to PPIs. While the first quarter reflected seasonal health plan access dynamics and was a bit light to internal expectations, we have seen a return to growth in late March and early April. Two of the first three weeks of April reached all-time weekly highs for covered prescriptions. We believe we are well positioned to strengthen revenue growth and drive continued momentum.”

“Our first quarter results demonstrate strong year-over-year revenue growth and continued execution against our plan, with net revenues of $58.3 million and net cash usage of approximately $15 million,” said Sanjeev Narula, Chief Financial and Business Officer of Phathom. “We maintained disciplined operations, reducing year-over-year cash operating expenses by more than 40%, while continuing to invest in our commercial organization and clinical pipeline. With a strong balance sheet, an improved capital structure, and prescription trends strengthening as we enter the second quarter, we are maintaining our full year 2026 guidance and we believe we are on track to achieve operating profitability beginning in the third quarter and for the full year 2026 and reach cash flow positivity in 2027.”

Recent Business Highlights and First Quarter 2026 Results

VOQUEZNA Commercial Progress:

•	Following Phathom’s 2025 sales force realignment, the field team is fully trained and deployed as we enter the second quarter.

•	Approximately 1.35 million total VOQUEZNA prescriptions have been filled as of April 17, 2026.

•	Approximately 268,000 total VOQUEZNA prescriptions were filled in the first quarter, 115% increase compared to the first quarter 2025.

•	Covered prescriptions for the first quarter grew 91% year-over-year with approximately 63% of total first quarter prescriptions covered by insurance.

EoE Clinical Trial Update:

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The Phase 2 pHalcon-EoE-201 trial evaluating VOQUEZNA in patients with eosinophilic esophagitis (EoE) is enrolling ahead of schedule with topline results now anticipated in late fourth quarter 2026 or early first quarter 2027.

First Quarter 2026 Financial Results:

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Revenue: Net revenues for the first quarter 2026 were $58.3 million, an increase of $29.8 million compared to $28.5 million for first quarter 2025. The increase was due to continued growth from execution of Phathom’s commercial strategy.

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Research and development (R&D) expenses: R&D expenses for the first quarter 2026 were $7.8 million, a decrease of $1.4 million compared to $9.2 million for first quarter 2025. The decrease was primarily due to lower personnel-related expenses and project costs.

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Selling, general and administrative (SG&A) expenses: SG&A expenses for the first quarter 2026 were $54.0 million, a decrease of $40.5 million compared to $94.5 million for first quarter 2025. The decrease was primarily due to a reduction in commercial-related direct-to-consumer promotional expenses.

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Operating expenses: Operating expenses for the first quarter 2026 were $61.8 million, compared to $103.7 million for the first quarter 2025. The decrease of $41.9 million compared to the first quarter 2025 was attributable to cost savings associated with lower commercial promotional spend, lower personnel-related expenses, and lower third-party spend. Cash operating expenses decreased approximately 43% year-over-year, reflecting continued focus on cost discipline across the organization. First quarter 2026 operating expenses and first quarter 2025 operating expenses both included a non-cash charge related to stock-based compensation of $5.5 million. Non-GAAP operating expenses, which exclude stock-based compensation charges, for the first quarter 2026 were $56.2 million, compared to $98.2 million for the first quarter 2025.

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Net loss: Net loss for the first quarter 2026 was $30.4 million, compared to $94.3 million for first quarter 2025. Non-GAAP adjusted net loss for the first quarter 2026 was $14.7 million compared to $77.1 million for the same period in 2025. These non-GAAP adjusted net loss amounts, as more fully described below under “Non-GAAP Financial Measures,” exclude non-cash stock-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

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Cash and cash equivalents: As of March 31, 2026, cash and cash equivalents were $180.9 million. In January 2026, Phathom received $122.0 million of net proceeds from its public equity offering. In February 2026, the Company modified its Hercules Loan Agreement and used $55.8 million of cash to repay a portion of its outstanding debt. Based on its current operating plan, the Company believes its cash on hand along with anticipated future cash generated from operations will be sufficient to invest in the business and to satisfy all outstanding debt obligations, at all times, without the need for additional debt or an equity raise.

2026 Financial Guidance

•	Phathom is maintaining its full year 2026 financial guidance:

•	Net revenues of $320–$345 million

•	Gross-to-net discount of 55–59%

•	Gross margin of approximately 80%

•	Non-GAAP operating expenses, excluding stock-based compensation, of $235–$255 million

•	Operating profitability, excluding stock-based compensation, expected beginning in the third quarter 2026 and for the full year 2026

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its first quarter 2026 financial results and business highlights today, April 30, 2026, at 8:00 a.m. EDT. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the call and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP operating expense, adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted operating expense, net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. Non-GAAP operating expense excludes non-cash stock-based compensation, which is impacted by changes in the market price of common stock. Adjusted net loss and net loss per share exclude (i) non-cash stock-based compensation, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan. Phathom does not provide a reconciliation of projected non-GAAP operating expense to GAAP operating expense due to the inherent difficulty in forecasting and quantifying non-cash stock-based compensation which is dependent on changes in the market price of common stock and necessary for such reconciliation.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the commercialization and development of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) for the U.S., Europe and Canada. Phathom currently markets vonoprazan in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, and as part of VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) and VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation statements regarding: our guidance and expectations regarding financial results for 2026, including revenues from sales of VOQUEZNA, operating expenses, gross-to-net and gross margin; our beliefs and expectations with respect to strengthening of prescription trends and our revenue growth trajectory; our belief in the commercial opportunity for VOQUEZNA; our commercialization plans and expectations; our expectations and path for achieving operating profitability and cash flow positive operations and anticipated timing of such events; our belief in the sufficiency of our cash and expected revenues to fund our current operating plan and pay outstanding debt obligations; our development plans and potential timelines including our expectations for reporting topline results from the pHalcon-EoE-201 trial; our business strategy, goals, mission and vision, including our goal to be a leader in GI; and our other expectations, forecasts and predictions as to future performance, results and likelihood of success. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: we may not be able to successfully commercialize VOQUEZNA or to achieve operating results, revenues or growth at the levels we expect; the market opportunity for VOQUEZNA may be significantly smaller than our expectations; market acceptance for VOQUEZNA from healthcare professionals, patients, and payors in the indications for which it is approved may be significantly lower than we anticipate; we may encounter coverage, reimbursement, market access, or other issues in the course of our commercialization efforts that may negatively impact our efforts and results; the unmet need for new treatment options in GERD may not be as high as we anticipate; estimates of the number of patients with the disorders for which VOQUEZNA is approved, now or in the future, and our estimates of potential market size may not be accurate; our decisions as to where to allocate our resources and focus our efforts may not lead to the results we expect; we may not seek, achieve or maintain the patent and regulatory exclusivity we expect or that could be available to us and may encounter generic competition sooner than we anticipate; our results may be negatively impacted by the launch of other competitive products; we may experience adverse impact as the result of our dependence on third parties in connection with commercialization, product manufacturing, research and preclinical and clinical testing; we may be negatively impacted by regulatory developments or other governmental actions in the United States, including government healthcare reform; we may encounter unexpected adverse side effects or inadequate efficacy of VOQUEZNA that may limit or impair market acceptance or impair current or future development or regulatory approvals, or may result in recalls, withdrawals or product liability claims; we may not be able to obtain and maintain intellectual property protection important to our business; if we were to breach our license agreement with Takeda for vonoprazan, Takeda might take action, including termination, that would significantly impair our business; we may encounter issues with our ongoing or planned clinical trials, including slower than expected enrollment that affect timing or chances of success; we may receive negative or mixed results from our ongoing or future clinical trials that impact our business, goals or future opportunities; our operating expenses and cash use may be higher than we anticipate, including if we decide to engage in activities not currently in our plan or if we face unexpected, or higher than anticipated, expenses, including as the result of unexpected events such as litigation; depending on our operating results and activities, we may not achieve our financial guidance and we may not achieve profitability or cash flow positivity on the timelines we expect or at all; for the foregoing or other reasons, in the future, we may not have sufficient cash to fund our operations at the levels we expect or to meet our obligations under the term debt or revenue interest financing agreement (RIFA) or our other obligations or to enable us to achieve profit from operations; we may need to or decide to raise additional capital and we may not be able to do so on acceptable terms or at all; and any of the foregoing or other factors may negatively impact our ability to achieve our plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2026 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$180,904	$129,972
Total assets	$305,120	$259,149
Total liabilities	$642,075	$697,318
Total stockholders’ deficit	$(336,955)	$(438,169)

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Product revenue, net	$58,301	$28,519
Cost of revenue	11,996	3,724

Gross profit	46,305	24,795
Operating expenses:
Research and development	7,771	9,184
Selling, general and administrative	54,011	94,474

Total operating expenses	61,782	103,658

Loss from operations	(15,477)	(78,863)

Other (expense) income:
Interest income	1,736	2,640
Interest expense	(15,797)	(18,071)
Other expense, net	(831)	(22)

Total other expense	(14,892)	(15,453)

Net loss and comprehensive loss	$(30,369)	$(94,316)

Net loss per share, basic and diluted	$(0.37)	$(1.31)

Weighted-average shares of common stock outstanding, basic and diluted	82,050,618	71,969,411

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(30,369)	$(94,316)
Stock-based compensation expense (A)	5,534	5,540
Non-cash interest on revenue interest financing liability	9,301	11,003
Interest expense related to amortization of debt discount	844	696

Non-GAAP adjusted net loss	$(14,690)	$(77,077)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(0.37)	$(1.31)
Stock-based compensation expense (A)	0.07	0.08
Non-cash interest on revenue interest financing liability	0.11	0.15
Interest expense related to amortization of debt discount	0.01	0.01

Non-GAAP net loss per share — basic and diluted	$(0.18)	$(1.07)

Weighted-average shares of common stock outstanding, basic and diluted	82,050,618	71,969,411

(A) Stock-based compensation consists of the following:

	Three Months Ended March 31,
	2026	2025
Research and development	799	1,330
Selling, general and administrative	4,735	4,210